GUARANTEE

THIS GUARANTEE made as of MARCH 10, 2015, by **COFFEE HOLDING CO., INC.**, a Nevada corporation, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314 (herein referred to as the "Undersigned" or "Guarantor"); and **STERLING NATIONAL BANK**, a national banking association, with an address of 400 Rella Boulevard, Montebello, New York 10901- 4256, and with another office located at 500 Seventh Avenue, New York, New York 10018 (herein referred to as "the Bank");

WITNESSETH:

WHEREAS, **ORGANIC PRODUCTS TRADING COMPANY LLC** (hereinafter referred to as the "Borrower" or "Debtor") is or will be obligated to the Bank under any number of documents, agreements and instruments (hereinafter referred to as the "Obligation Documents" or "Loan Documents") requiring the payment of principal, interest and other sums as well as the performance of obligations as more specifically set forth therein (hereinafter referred to as the "Obligations"); and

WHEREAS, the Undersigned acknowledges that the Bank would not have made nor would it make extensions of credit to the Borrower without the Undersigned guaranteeing, absolutely and unconditionally, the payment and performance of all Obligations of the Borrower owed or due to the Bank, that this guarantee is a material inducement for the Bank to make extensions of credit to the Borrower, and that the Undersigned will benefit from the Bank making extensions of credit to the Borrower;

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the Undersigned hereby agrees as follows:

1. Each Guarantor hereby absolutely, unconditionally, irrevocably, and without limitation guarantees to the Bank the prompt and full payment and other performance of all of the Obligations when each of such Obligations is due, whether at a specific due date, at the stated maturity, by acceleration or otherwise. The agreements and obligations of each Guarantor under this Guarantee shall be continuing and shall remain in full force and effect until all of the Borrower's Obligations to the Bank have been satisfied in full. The term Obligations includes, in addition to Obligations under the Loan Documents, all loans, advances, extensions of credit, debts, liabilities, obligations, payments, guaranties, covenants and duties owing by the Borrower to the Bank, of any kind and description, direct or indirect, secured or unsecured, joint or several, voluntary or involuntary, absolute or contingent, due or to become due, now existing or hereafter arising, whether requiring the payment of money or the performance of acts, whether presently contemplated or not, and whether or not arising out of or related to extensions of credit made pursuant to the Obligation Documents.

2. The agreements and obligations of each Guarantor under this Guarantee shall be absolute, unconditional, unlimited and irrevocable, irrespective, by way of example only, of the validity, legality or enforceability of the Obligation Documents or any other document, in whole or in part, or of the existence, value or condition of any collateral or other security for any or all of the Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

3. This guarantee is a primary obligation of the Guarantor. The Bank shall be under no obligation to proceed against the Borrower before proceeding directly against any Guarantor. The Bank shall be under no obligation to proceed against any or all collateral heretofore or hereafter given or granted to the Bank to secure payment or performance of the Obligations before proceeding directly against any Guarantor.

4. The Bank may have received or may hereafter receive an interest or lien in collateral as security for the Obligations of the Borrower. However, the Bank shall not be required to proceed against the collateral before enforcing this Guarantee. The Guarantor grants to the Bank full power, in its absolute and uncontrolled discretion and without notice to the Guarantor, to deal in any manner with the Obligations and the collateral, including, but without limiting the generality of the foregoing, the following powers: (a) to consent to the substitution, exchange, or release of all or any part of the collateral, whether or not other collateral, other property or payment, if any, received by the Bank upon such substitution, exchange, or release shall be of the same or different character or value than the collateral so substituted, exchanged or released; (b) in the event of the nonpayment when due, whether by acceleration or otherwise, of any of the Obligations, or in the event of default in the performance of any Obligation, to realize on the collateral or any part thereof, as a whole or in such parcels or sub-divided interests or parts as the Bank may elect, at any public or private sale or sales, without demand, advertisement or notice of the time or place of sale or any adjournment thereof, each Guarantor hereby waiving any such demand, advertisement and notice to the fullest extent permitted by law, or by foreclosure or otherwise, all as the Bank in its absolute and uncontrolled discretion may deem proper, and to purchase all or any part of the collateral for its own account at any such sale or foreclosure. The Undersigned shall have no right of subrogation whatsoever with respect to the Obligations or the collateral unless and until the Bank shall have received full payment and performance of all the Obligations. The obligations of the Guarantor hereunder, and the rights of the Bank in the collateral, shall not be released, discharged or in any way affected, nor shall the Guarantor have any rights or defenses against the Bank, by reason of the fact that any of the collateral may be subject to equities or defenses or claims in favor of others or may be invalid or defective in any way, nor by reason of the fact of the value or change therein of any of the collateral at any time, nor by reason of the Bank taking or failing to take any action with respect to the collateral including, but not limited to, preserving or protecting same, or perfecting or maintaining perfection of any security interest or lien therein, nor by reason of the financial condition of the Borrower or any other party.

5. Except as otherwise expressly set forth in this section, each Guarantor hereby waives any and all notice of any kind or nature including, but not limited to, the creation, renewal, extension or accrual of any of the Obligations; notice of or proof of reliance by the Bank upon this Guarantee or acceptance of this Guarantee; presentment for payment, demand, notice of non-payment, notice of protest, protest, default by the Borrower of its Obligations to the Bank or of the Obligation Documents, and all other notices to which guarantors might otherwise be entitled, or which might be required by law and required to be given by the Bank. Each Guarantor hereby waives any right to seek from any court or authority the posting of a bond or security prior to the exercise by the Bank of any remedy described herein or in the Obligation Documents, the benefit of all valuation, appraisement and exemption laws, and any right to demand or to have any marshaling of assets upon any power of sale granted herein or by the Obligation Documents or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Guarantee.

6. The Bank may, without notice to or consent from any Guarantor (a) extend the time for payment or otherwise modify the terms of payment or performance of any Obligation guaranteed hereby; (b) release, settle or compromise with any other Guarantor; (c) exercise or refrain from exercising any rights with respect to the Borrower, any Guarantor or any collateral; (d) apply any sums received by the Bank in connection with the Obligations in such manner as shall be determined by the Bank; and (e) take or refrain from taking any action authorized by the Obligation Documents or by law.

7. Any one or more of the following acts or occurrences shall constitute an Event of Default under this Guarantee: (a) any representation or warranty made by or on behalf of any Guarantor, or in any report, certificate, financial statement or other instrument furnished to the Bank in connection with this Guarantee or the Obligation Documents shall prove to be inaccurate, false or misleading in any material respect as of the date with respect to which it was made or deemed to be made; (b) if any Guarantor shall have failed to pay or discharge the Obligations guaranteed hereby after the Borrower shall have defaulted under the terms of the Obligation Documents and such default shall continue beyond any cure period prescribed therein; (c) the Borrower or any Guarantor shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower or such Guarantor to be observed or performed pursuant to the terms of the Obligation Documents beyond any applicable cure period; (d) if an Event of Default as defined in the Obligation Documents shall occur and continue beyond any applicable cure period prescribed therein; (e) if any Guarantor shall fail to comply with any agreement or covenant of such Guarantor under the provisions of this Guarantee; or (f) if the Bank shall not be satisfied with any financial reporting documents required to be furnished to the Bank by any Guarantor. The obligations of the Undersigned hereunder shall not be released, discharged or impaired or otherwise affected by any circumstance or condition whatsoever which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations) including, but not limited to, any occurrence, circumstance, happening or event whatsoever, whether foreseen or

unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge, including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Borrower or such Guarantor.

8. In the event of default hereunder, all property of any Guarantor in the possession of the Bank shall be held by the Bank subject to a lien and a security interest in favor of the Bank for the Obligations. The term "property of the Guarantor" shall include all property of every description, now or hereafter in the possession or custody of, or in transit to, the Bank for any purpose, including safekeeping, collection or pledge, for the account of any Guarantor or as to which any Guarantor may have any right or power. The balance of every account of a Guarantor with, and each claim of a Guarantor against, the Bank existing from time to time shall be subject to a lien and subject to be set off against any and all Obligations of the Borrower to the Bank, and the Bank may at any time, or from time to time, at its option and without notice, appropriate and apply toward the payment of any of the Obligations the balance of each such account of a Guarantor with, and each claim of such Guarantor against, the Bank. After default, the Bank may at any time, and from time to time, transfer into its own name or that of its nominee any of the property of a Guarantor.

9. Each Guarantor represents and warrants that all financial statements heretofore delivered by such Guarantor to the Bank, if any, (i) are true, correct and complete in all material respects, fairly represents said Guarantor's financial condition as of the date thereof, and no material adverse change has occurred in said Guarantor's financial condition reflected therein since the date(s) thereof, and (ii) no information has been omitted which would make the information previously furnished in such reports and financial statements misleading or incorrect in any material respect. Each Guarantor agrees to promptly notify the Bank in writing of the occurrence of any material adverse change in such Guarantor's financial condition. Each Guarantor agrees to provide to the Bank such financial information, data and documents as set forth in the Loan Documents or as may be requested from time to time by the Bank. It is acknowledged that each Guarantor has submitted personal financial statements to the Bank which accurately reflect all liabilities of such Guarantor, including contingent liabilities arising from guaranties currently outstanding of such Guarantor, if any. Upon execution of this Guarantee, such Guarantor shall not execute any further guaranties not disclosed in such submitted financial statements without the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed.

10. Each Guarantor represents and warrants that neither the execution and delivery of this Guarantee nor any other document, agreement, certificate or instrument to which such Guarantor is a party or by which such Guarantor is bound in connection with the Obligations, nor the consummation of the transactions contemplated hereunder or thereunder or the compliance with or performance of the terms and conditions herein or therein, will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of said Guarantor, except as permitted in or anticipated by this Guarantee, or is prevented by, limited by, conflicts with or

will result in the breach or violation of, or a default under, the terms, conditions or provisions of (i) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which such Guarantor is a party or by which such Guarantor is bound, or (ii) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or governmental authority to which said Guarantor is subject.

11. Each Guarantor represents and warrants that such Guarantor is not a party to any action, suit, proceeding, inquiry, hearing or investigation pending, or within the best of its knowledge, after due inquiry and investigation, threatened, in any court of law or in equity, or before or by any governmental authority wherein there is a reasonable probability that an unfavorable determination, decision, decree, ruling or finding would (i) result in any material adverse change in the business, assets, liabilities, financial condition, properties or operations of such Guarantor, (ii) materially adversely affect the transactions contemplated by this Guarantee and its ability to perform its respective obligations hereunder, or (iii) adversely affect the validity or enforceability of this Guarantee. Each Guarantor represents and warrants that to the best of its knowledge, after due inquiry and investigation, it is not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or governmental authority.

12. Each Guarantor represents and warrants that (i) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority which are required in connection with the valid execution and delivery of this Guarantee by such Guarantor, and (ii) the carrying out or performance of any of the transactions required or contemplated hereunder to be performed by it, have been obtained or accomplished and are in full force and effect.

13. Each Guarantor represents and warrants that (i) the assumption by such Guarantor of the obligations hereunder will result in material benefits to such Guarantor, and (ii) this Guarantee constitutes a legal, valid and binding obligation on the part of such Guarantor, enforceable against it in accordance with its terms, subject, as to enforcement of remedies only, to any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application at the time in effect and general principles of equity.

14. Each Guarantor represents and warrants that such Guarantor has duly filed or caused to be filed all federal and state tax returns which are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, fees and other governmental charges which have become due pursuant to said returns or otherwise pursuant to any assessment.

15. Each Guarantor represents and warrants that (i) such Guarantor is not in violation of or default in any material respect with regard to any applicable laws and/or regulations which materially and adversely affect such Guarantor's business, financial condition, property or operations, and (ii) such Guarantor is not in violation of or default in any material respect under any indenture, evidence of indebtedness, loan or financing

agreement or other agreement or instrument of whatever nature to which such Guarantor is party or by which it is bound, a default under which might have consequences that would materially affect such Guarantor's business, financial condition, properties or operations.

16. Each Guarantor's liability hereunder shall in no way be affected, diminished or released by (i) any amendment, change or modification of the provisions of the Obligation Documents, (ii) any extensions of time for performance required thereby, (iii) the release of the Borrower from performance or observation of any of the agreements, covenants, terms or conditions contained in any of the Obligation Documents by the Bank or by operation of law, (iv) acceptance by the Bank of additional security or any increase, substitution, change or release of any security, (v) waiver by the Bank of any of its rights under the Obligation Documents, or (vi) any actions taken or not taken by the Bank; each of the above being applicable whether made with or without notice to or consent from said Guarantor.

17. All payments received by the Bank shall be applied as follows: first, to the payment of all fees and expenses due from the Borrower to the Bank, other than Late Fees; second, to the payment of accrued and unpaid interest; third, to the payment of principal on the Obligations; and fourth, to the payment of all Late Fees due from the Borrower to the Bank. If not prohibited by any applicable law, the Undersigned agrees to pay reasonable attorney's fees, other costs, and charges necessary for the enforcement of the terms, conditions and intent of this Guarantee.

18. No modification, amendment or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same circumstances.

19. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

20. This Guarantee may be assigned by the Bank without any notice to or consent from any Guarantor.

21. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York (and excluding the laws applicable to conflicts or choice of law). Any judicial proceeding brought by any Borrower or any Guarantor with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement shall be brought in any state or federal court of competent jurisdiction located in the City of New

York, New York County, State of New York, and, by execution and delivery of this Agreement, each Borrower and Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guarantee. Service of process of any such proceeding may be made upon any Borrower and any Guarantor by mail at the address set forth in this Guarantee for such party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Bank to bring proceedings against any Borrower, Guarantor or other party in the courts of any other jurisdiction. Each Borrower and Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. Each Borrower and Guarantor waives the right to remove any judicial proceeding brought against such Borrower or Guarantor in any state court to any federal court.

22. EACH GUARANTOR AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE OBLIGATIONS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THE LOAN DOCUMENTS AND MAKE EXTENSIONS OF CREDIT UNDER THE LOAN DOCUMENTS.

23. If this Guarantee is signed by more than one party, the word "Guarantor" or "Undersigned", as used herein, shall be deemed to refer to each of them individually, and their liability hereunder shall be joint and several. References to the singular or plural, or to the masculine, feminine, or neuter, shall be deemed to include the other where appropriate.

24. Notices under this Guarantee shall be in writing directed to the address set forth in this Agreement, or such other address as shall be furnished to the other party by notice (hereafter, the "notice address"). Notices under this Guarantee shall be effected in

one or more of the following manners: (i) personal delivery to the notice address, effective on delivery; (ii) mailing by certified or registered mail, return receipt requested, by the U.S. Postal Service to the notice address, effective on the second business day after the day on which mailed; (iii) delivery by recognized overnight delivery service to the notice address, effective on the second day after given to the delivery service by the sender. Notices shall be sent to the following address:

If to the Bank, to:	Sterling National Bank 400 Rella Boulevard, P.O. Box 600 Montebello, New York 10901-4256 Attention: Commercial Loan Dept. Fax No. 845-369-8175
With a copy to:	Sterling National Bank 500 Seventh Avenue New York, New York 10018-4603 Attention: Fax No.:
And a Copy to:	Kenneth G. Poller, P.A. The Atrium 80 Route 4 East, Suite 150 Paramus, New Jersey 07652 Attention: Kenneth G. Poller, Esq. Fax No 201-712-0055
To the Guarantor:	To the address on Page 1 hereof

25. All covenants, agreements, representations and warranties made herein shall continue in full force and effect so long as any part of the Obligations of Borrower is outstanding. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors, assigns, heirs, executors, administrators and representatives of such party; and all covenants, promises and agreements by or on behalf of a Guarantor which are contained in this Agreement shall bind the successors, assigns, heirs, executors, administrators, and representatives of each, and shall inure to the benefit of the Bank, its successors and assigns.

26. The Undersigned agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further documents and instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Guarantee.

27. In the event any provision of this Guarantee shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

28. This Guarantee may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this document as of the day and year first above written.

WITNESS OR ATTEST:

By:_______________________________
Name: David Gordon
Title: Secretary

COFFEE HOLDING CO., INC.

By:_______________________________
Name: Andrew Gordon
Title: President

C:\WPDOCS\STR55\Organics.PreliminaryDocuments\Organics.Guarantee.doc